Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-203591) and S-3 (No. 333-212046) of Communications Sales & Leasing, Inc. of our reports dated February 23, 2017 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
February 23, 2017